Exhibit 32

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the “Report”) by ProElite, Inc., (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: May 20, 2008

/s/ Charles Champion
Charles Champion Chief Executive Officer (Principal Executive Officer)

/s/ Dale Bolen
Dale Bolen Interim Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ProElite, Inc. and will be retained by ProElite, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an Exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.